              As filed with the Securities and Exchange Commission
                                on July 3, 1996

                                                 Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               SAPIENT CORPORATION
             (Exact name of registrant as specified in its charter)

                    DELAWARE                              04-3130648
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)              Identification Number)

         ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS             02142
              (Address of Principal Executive Offices)          (Zip Code)

                        1996 EQUITY STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                               JERRY A. GREENBERG
                                 J. STUART MOORE
                           CO-CHIEF EXECUTIVE OFFICERS
                               SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142

                                 WITH A COPY TO:
                             PAUL P. BROUNTAS, ESQ.
                                  HALE AND DORR
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109

                    (Name and address of agents for service)

                                 (617) 621-0200
         (Telephone number, including area code, of agents for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                 Proposed        Proposed
  Title of                       maximum         maximum
  securities     Amount          offering        aggregate        Amount of
  to be          to be           price           offering        registration
  registered     registered      per share        price              fee
  ----------     ----------      ---------       ---------       ------------

  Common Stock,   2,400,000      $41.75(1)   $100,200,000.00(1)   $34,552.00
  $.01 par        shares
  value
- ------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the
     Common Stock on the Nasdaq National Market on July 1, 1996 in
     accordance with Rules 457(c) and 457(h) of the Securities Act of
     1933.
================================================================================

         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                   The information required by Part I is included in documents sent or given to participants in the Registrant's 1996 Equity Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3.  Incorporation of Certain Documents by Reference
                       -----------------------------------------------

                   The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                   (1) The Registrant's latest annual report filed pursuant to
              Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

                   (2) All other reports filed pursuant to Sections 13(a) or
              15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

                   (3) The description of the common stock of the Registrant,
              $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


              Item 4.  Description of Securities
                       -------------------------

                   Not applicable.


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              Item 5.  Interests of Named Experts and Counsel
                       --------------------------------------

                   Not Applicable.


              Item 6.   Indemnification of Directors and Officers
                        -----------------------------------------

                   Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

              Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a

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         civil or criminal action, suit or proceeding shall be advanced by the
         Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

              Indemnification is required to be made unless the Registrant determines (in the manner provided in the Amended and Restated Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

              Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

              Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

              Item 7.  Exemption from Registration Claimed
                       -----------------------------------

                   Not applicable.

              Item 8.  Exhibits
                       --------

           Exhibit
           Number         Description
           ------         -----------

            4.1 (1)     Amended and Restated Certificate of
                        Incorporation of the Registrant

            4.2 (1)     Amended and Restated By-Laws of the Registrant

            4.3 (1)     Specimen certificate for shares of common stock

            5.1         Opinion of Hale and Dorr

           23.1         Consent of Hale and Dorr (included in
                        Exhibit 5.1)

           23.2         Consent of KPMG Peat Marwick LLP

           23.3         Consent of Ernst & Young LLP

           24.1         Power of Attorney signed by Carl S. Sloane

           24.2         Power of Attorney signed by Darius W. Gaskins, Jr.

           24.3         Power of Attorney signed by Bruce D. Parker

           24.4         Power of Attorney signed by R. Stephen Cheheyl

              Item 9.  Undertakings
                       ------------

                   1.   The Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously

         ----------------------
         (1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-1586).



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                   disclosed in the Registration Statement or any material
                   change to such information in the Registration Statement;

                   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                   3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 3, 1996.


                                            SAPIENT CORPORATION



                                            By: /s/ Jerry A. Greenberg
                                               ----------------------------
                                               Jerry A. Greenberg
                                               Co-Chief
                                               Executive Officer

                                            By: /s/ J. Stuart Moore
                                               ----------------------------
                                               J. Stuart Moore
                                               Co-Chief
                                               Executive Officer



                                      II-6

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              Pursuant to the requirements of the Securities Act, this
         Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                Title                       Date
              ---------                -----                       ----

         /s/ Jerry A. Greenberg      Co-Chief                 )
         ------------------------    Executive Officer and    )
         Jerry A. Greenberg          Director (principal      )
                                     executive officer)       )
                                                              )
                                                              )
                                                              )
                                                              )
         /s/ J. Stuart Moore         Co-Chief                 )
         ------------------------    Executive Officer and    )
         J. Stuart Moore             Director (principal      )
                                     executive officer)       )
                                                              )
                                                              )
                                                              )
                                                              )
         /s/ Susan D. Johnson        Chief Financial Officer  ) July 3, 1996
         ------------------------    (principal financial     )
         Susan D. Johnson            and accounting officer)  )
                                                              )
                                                              )
                                                              )
                   *                 Director                 )
         ------------------------                             )
         Carl S. Sloane                                       )
                                                              )
                                                              )
                   *                  Director                )
         ------------------------                             )
         Darius W. Gaskins, Jr.                               )
                                                              )
                                                              )
                   *                 Director                 )
         ------------------------                             )
         Bruce D. Parker                                      )
                                                              )
                                                              )
                   *                 Director                 )
         ------------------------                             )
         R. Stephen Cheheyl                                   )




        *By: /s/ Susan D. Johnson
            ----------------------
            Susan D. Johnson
            Attorney-in-fact

                                      II-7

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                                  EXHIBIT INDEX
                                  -------------


    Exhibit
    Number       Description
    ------       -----------

       4.1 (1)   Amended and Restated Certificate of
                 Incorporation of the Registrant

       4.2 (1)   Amended and Restated By-Laws of the Registrant

       4.3 (1)   Specimen certificate for shares of common stock

       5.1       Opinion of Hale and Dorr

      23.1       Consent of Hale and Dorr (included in
                 Exhibit 5.1)

      23.2       Consent of KPMG Peat Marwick LLP

      23.3       Consent of Ernst & Young LLP

      24.1       Power of Attorney signed by Carl S. Sloane

      24.2       Power of Attorney signed by Darius W. Gaskins, Jr.

      24.3       Power of Attorney signed by Bruce D. Parker

      24.4       Power of Attorney signed by R. Stephen Cheheyl

         ----------------------
         (1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-1586).


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